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                                                                    Exhibit 10.1
                             REAFFIRMATION AGREEMENT


         THIS REAFFIRMATION AGREEMENT ("REAFFIRMATION AGREEMENT") is made as of July 23, 2004, by and among EasyLink Services Corporation (f/k/a Mail.com, Inc.), a Delaware corporation ("EasyLink"), Swift Telecommunications, Inc., a Delaware corporation ("Swift"), and George Abi Zeid ("GAZ").

                              W I T N E S S E T H:

         WHEREAS, EasyLink, Swift and GAZ are parties to the Agreement And Plan Of Merger dated as of January 31, 2001, as amended (the "Merger Agreement");

         WHEREAS, all capitalized terms used herein that are not defined herein shall have the respective meanings ascribed to such terms as set forth in the Merger Agreement;

         WHEREAS, subject to the terms and conditions of the Merger Agreement, pursuant to Section 2.1(a) and (c) thereof, GAZ is entitled to receive the Contingent Payment consisting of an amount in cash, or under certain circumstances Class A common stock, equal to the amount of Comtext SRL Net Proceeds;

         WHEREAS, under Section 2.1(c) of the Merger Agreement, Comtext SRL Net Proceeds means "the net proceeds from the sale of the business and assets of GN Comtext S.r.L., an Italian corporation ("Swift Comtext srl"), after payment of
(a) all costs and expenses incurred in connection with such sale, (b) all Taxes (as defined in Section 3.9(e)) payable as a result of such sale or the distribution of such proceeds to the Surviving Corporation, (c) all liabilities and obligations arising out of such sale or otherwise arising out of or relating to Swift Comtext srl, including special employee bonuses payable in connection with such sale, (d) all costs and losses, if any arising, out of the conversion of such proceeds into United States dollars and (e) the deferred portion of the purchase price (including any contingent payment obligations) now or hereafter owed to GN Comtext Limited, whether paid in cash or by offset of payments, including with respect to applicable Taxes, due from GN Comtext Ltd. under the Telecoms Agreement (as defined in the GN Comtext Ltd. agreement);"

         WHEREAS, pursuant to Section 11.1(a) of the Merger Agreement, GAZ has agreed to indemnify and hold EasyLink, Swift and their respective affiliates and successors harmless from, and to reimburse them for, any Losses (as that term is hereinafter defined) arising out of, based upon or resulting from, among other Losses specified in Section 11.1(a) of the Merger Agreement, "(iv) any Losses arising out of or relating to GN Comtext S.r.L., including but not limited to the sale of its assets and business and the distribution of the proceeds of such sale", which Losses include but are not limited to the Losses described in clauses (a) through (e) of the immediately preceding WHEREAS clause (collectively, the "Swift Comtext srl Losses"; with the term "Losses" being defined in Section 11.1(a) of the Merger Agreement to mean "any and all losses, damages, deficiencies, liabilities, obligations, actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, fees, costs and expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) of any nature whatsoever, net of insurance proceeds actually realized by the party incurring such Loss");

         WHEREAS, Swift has received $370,190 of additional cash proceeds from the sale of the business and assets of Swift Comtext srl;

         WHEREAS, upon the execution and delivery of this agreement by the parties hereto, EasyLink and Swift have agreed to pay $320,190 of the cash proceeds described in the immediately preceding WHEREAS clause (the "Current Proceeds Payment") on the condition that GAZ reaffirm his obligation to indemnify and hold EasyLink, Swift and their respective affiliates and successors harmless from, and to reimburse them for, all Swift Comtext srl Losses;

         NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:

         1. Current Proceeds Payment; Payment of Remaining Comtext SRL Net Proceeds. EasyLink and Swift agree to make the Current Proceeds Payment to GAZ in the amount of $320,190 immediately upon the execution and delivery of this Reaffirmation Agreement by all of the parties hereto in accordance with wire transfer instructions submitted by GAZ to EasyLink. EasyLink and Swift shall pay all remaining Comtext SRL Net Proceeds, if any, to GAZ promptly after the completion of the liquidation and dissolution of Swift Comtext srl subject to the prior payment of all Swift Comtext srl Losses that are known or asserted as of the time of the liquidation and dissolution.

         2. Reaffirmation. GAZ hereby ratifies and reaffirms all of his payment and performance obligations, contingent or otherwise, under the Merger Agreement to indemnify and hold EasyLink, Swift and their respective affiliates and successors harmless from, and to reimburse them for, all Swift Comtext srl Losses, whether now existing or hereafter arising. Each of EasyLink, Swift and GAZ acknowledges that the Merger Agreement remains in full force and effect and is hereby ratified and confirmed. The execution of this Reaffirmation Agreement shall not operate as a novation, waiver of any right, power or remedy of EasyLink or Swift, nor constitute a waiver of any provision of any of the Merger Agreement.

         3. Miscellaneous.

         (a) Amendment; Waiver. This Reaffirmation Agreement may be amended, and any provision hereof may be waived, by written agreement between EasyLink and Swift, on the one hand, and GAZ, on the other hand.

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         (b) Waiver of Compliance. Except as otherwise provided in this
Reaffirmation Agreement, any failure of any of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party or parties entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right by that party.

         (c) Notices. All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier to the party to receive the same at its respective address set forth below (or at such other address as may from time to time be designated by such party to the others in accordance with this Section 3(c)):

                           (i) if to GAZ, to:

                           George Abi Zeid
                           c/o Swift Telecommunications, Inc.
                           262 Glen Head Road
                           Glen Head, NY 11545
                           Telecopier: 516-671-5959

                           with copies to:
                           Bruce S. Coleman, Esq.
                           Hodgson Russ
                           152 West 57th Street
                           New York, NY 10019
                           Telecopier: (212) 751-0928

                           (ii) if to EasyLink or Swift, to:

                           EasyLink Services Corporation
                           33 Knightsbridge Road
                           Piscataway, NJ 08854
                           Attention: Thomas Murawski
                           Telecopier: (732) 352-6646

                           With a copy at the same address to:
                           David W. Ambrosia, Esq.
                           Telecopier: 201-477-6503

         All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, the acknowledgment of receipt returned to the sender by the applicable postal authorities or the confirmation of delivery rendered by the applicable overnight courier service.

         (d) Assignment. This Reaffirmation Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors (or, in the case of GAZ, his heirs, administrators, executors and personal representatives) and permitted assigns. Neither this Reaffirmation Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto, except that vested rights to receive payment or to initiate legal action with respect to causes of action that have accrued hereunder shall be assignable by devise, descent or operation of law and except that each of EasyLink and Swift may assign its rights under this Reaffirmation Agreement in connection with a merger or consolidation with, or a transfer of all or substantially all of its assets to, another person.

         (e) No Third Party Beneficiaries. Neither this Reaffirmation Agreement or any provision hereof, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective successors (or, in the case of GAZ, his respective heirs, administrators, executors and personal representatives) and permitted assigns and any other parties indemnified hereunder or under the Merger Agreement.

         (f) Counterparts. This Reaffirmation Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (g) Headings. The article and section headings contained in this Reaffirmation Agreement are solely for convenience of reference, are not part of the agreement of the parties and shall not be used in construing this Reaffirmation Agreement or in any way affect the meaning or interpretation of this Reaffirmation Agreement.

         (h) Entire Agreement. This Reaffirmation Agreement embodies the entire agreement of the parties hereto in respect of, and there are no other agreements or understandings, written or oral, among the parties relating to, the subject matter hereof, other than the Merger Agreement.



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         (j) Governing Law. The parties hereby agree that this Reaffirmation
Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law thereunder. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Reaffirmation Agreement shall be brought exclusively in the federal or state courts sitting in New York, New York and any court to which an appeal may be taken in any such litigation, and (ii) by execution and delivery of this Reaffirmation Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.


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         IN WITNESS WHEREOF, EasyLink, Swift and GAZ have caused this
Reaffirmation Agreement to be duly executed and delivered as an instrument under seal as of the date first above written.


                                        EASYLINK SERVICES CORPORATION,
                                        ------------------------------
                                        a Delaware corporation


                                        By: s/Thomas Murawski
                                        ---------------------
                                        Name: Thomas F. Murawski
                                        Title: President and CEO


                                        SWIFT TELECOMMUNICATIONS, INC.,
                                        -------------------------------
                                        a Delaware corporation


                                        By: s/Thomas Murawski
                                        ---------------------
                                        Name: Thomas F. Murawski
                                        Title: Chief Executive Officer



                                        s/George Abi Zeid
                                        -----------------
                                        GEORGE ABI ZEID


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